Exhibit 5.1
James M. Halley Q.C., 2	Derek J. Mullan, Q.C.	R. Stuart Wells
M. Douglas Howard	W.W. Lyall D. Knott, Q.C.	William A. Ruskin, 1
Patrick A. Williams	Alexander Petrenko	Bernard Pinsky, 4
Roy A. Nieuwenburg	William C. Helgason	William D. Holder
Nigel P. Kent, 1	Douglas W. Lahay	David W. Kington
Diane M. Bell	Anne L.B. Kober	R. Brock Johnston
Neil P. Melliship	Kenneth K.C. Ing, 11, 13	Darren T. Donnelly
Mark S. Weintraub	Neo J. Tuytel	Ross D. Tunnicliffe
Kevin J. MacDonald	Don C. Sihota	R. Barry Fraser
James A. Speakman	Kerstin R. Tapping	Ethan P. Minsky, 6, 7, 9
Brock H. Smith	Nicole M. Byres	Elaine J. Adair
Peter Kenward	D. Lawrence Munn, 8	John C. Fiddick
R. Glen Boswall	Hannelie G. Stockenstrom, 12	Bonnie S. Elster
Virgil Z. Hlus, 4	Stewart L. Muglich, 8	Samantha Ip
Jonathan L.S. Hodes, 1, 5	Gwendoline Allison	Aaron B. Singer
L.K. Larry Yen, 10	Peter M. Tolensky	Jane Glanville
Thea L. Koshman, 1	Allyson L. Baker, 3	Warren G. Brazier, 4
Amy A. Mortimore	Veronica P. Franco	Krista Prockiw
Jeffrey F. Vicq, 15	Brent C. Clark	Conrad Y. Nest, 10
C. Michelle Tribe	James T. Bryce	Richard T. Weiland
Jonathan C. Lotz	Cam McTavish	Lisa D. Hobman
Valerie S. Dixon	Niamh Pollak, 14	Satinder K. Sidhu
Tasha L. Coulter	David J. Fenrich	Kari Richardson
Vikram Dhir, 1	Adam M. Dlin	Marta C. Davidson
Rina J. Jaswal	Sarah W. Jones	Michal Jaworski
Tristin R. Lee	Jun Ho Song, 4, 8, 16	Shauna K.H. Towriss
R. Brad Kielmann	Kyle M. Wilson	Kristine P. All
Pratibha Sharma

July 2, 2008

LML Payment Systems Inc.
1680-1140 West Pender Street
Vancouver  BC  V6E 4G1
Canada

Dear Sirs:

Re:           LML Payment Systems Inc. - Registration Statement
on Form S-1 filed July 2, 2008

We have acted as counsel to LML Payment Systems Inc. (the "Corporation"), a Yukon corporation, in connection with the filing of a registration statement on Form S-1 on July 1, 2008 (the "Registration Statement").  As further described in the Registration Statement, the Corporation is registering, under the Securities Act of 1933, up to 4,400,000 common shares of the Corporation, without par value, (the "Registered Shares") for resale by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) as follows:

(a)
up to 4,000,000 shares of the Corporation's common stock issued to the Selling Stockholders in private placements transaction pursuant to a securities purchase agreement dated as of March 26, 2008; and,

(b)
up to 400,000 shares of the Corporation's common stock which may be issued to the Selling Stockholders upon the exercise of certain share purchase warrants issued in connection with the private placements on March 26, 2008.

In connection with this opinion, we have examined the following documents:

(a)	Articles of Incorporation of the Corporation;

(b)	Bylaws of the Corporation;

(c)	Resolutions adopted by the Board of Directors of the Corporation pertaining to the Registered Shares; and,

___________________________________________________________________________________________________________________________________________________
HSBC Building     800 – 885 West Georgia Street     Vancouver BC  V6C 3H1     Canada     Tel.:  604.687.5700     Fax:  604.687.6314     www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

(d)           The Registration Statement.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion  that the Registered Shares which are currently outstanding, have been duly and validly authorized and issued, and are fully paid and non-assessable.  We are also of the opinion that any Registered Shares to be issued through the exercise of warrants, once issued in accordance with their terms, including payment of the exercise price, will be duly and validly authorized and issued, fully paid and non-assessable.

This opinion letter is opining upon and is limited to the current federal laws of the State of New York and the United States federal laws applicable in that state and the laws of the Province of British Columbia and the Yukon Territory and the federal laws of Canada applicable to those jurisdictions, including the statutory provisions and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus and to our being named in the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP
Clark Wilson LLP